Strategic Partners Asset Allocation Funds
For the fiscal year ended 7/31/02
File number 811-08915


List of Broker/Dealer
(Rider to Screen Number 8  Item 14A)


Lazard Freres & Co LLC
Franklin Templeton Distributors, Inc.
Fiduciary Financial Services
Templeton/Franklin Investment Services, Inc.
Bayer. HypoVereinsbank AG
Credit Lyonnais SA* (only affiliate of PIMCO sleeve)
DDC Securities Inc.
Dresdner Bank AG
Dresdner Kleinwort Benson (part of Dresdner Bank
AG)
Dresdner Kleinwort Wasserstein
Dresdner Kleinwort Wasserstein - Grantchester, Inc.
Dresdner Kleinwort Wasserstein Securities LLC
Freeman Securities
Grantchester Securities, Inc.
HPV (same as Bayer. HypoVereinsbank AG)
HVB Capital Markets (part of Bayer. HypoVereinsbank
AG)
HypoVereinsbank (same as Bayer. HypoVereinsbank
AG)
Munchener Ruckversicherungs-Gesellschaft AG
(Munich Re)
Munich Re (same as Munchener Ruckversicherungs-
Gesellschaft AG (Munic
NALAC Financial Plans LLC
National Discount Brokers Group, Inc (same as NDB
Capital Markets)
NDB Capital Markets
Nicholas-Applegate Securities
OCC Distributors
PIMCO Funds Distributors LLC
Pryor, Counts & Co. Inc
UBM (same as UniCredit Banca Mobiliare S.p.A.)
UniCredit Banca Mobiliare S.p.A.
USAllianz Investor Services, LLC
USAllianz Securities, Inc.
Wasserstein Perella & Co. (now called Dresdner
Kleinwort Wasserstein)




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